EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Prom Vuoch, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Unifunds Limited (formerly Asian Development Frontier Inc.) for the period ended January 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Asian Development Frontier Inc.

Dated: May , 2018	Prom Vuoch
President, Chief Executive Officer, Chief Financial Officer,
Treasurer, Secretary and Director
(Principal Executive Officer)
Uninfunds Llimited (formerly Asian Development Frontier
Inc.)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Asian Development Frontier Inc. and will be retained by Asian Development Frontier Inc. and furnished to the Securities and Exchange Commission or its staff upon request.